Exhibit 10.103

AMENDED CONSULTING AGREEMENT

This Amended Consulting Agreement (the “Agreement”) is made as of June 3, 2021 (the “Effective Date”), by and between Maven Coalition, Inc., a Delaware corporation (“Maven”), and James C. Heckman, Jr. (“Consultant”).

WHEREAS, Maven and Consultant are parties to a Consulting Agreement, dated August 26, 2020 (the “Initial Consulting Agreement”); and

WHEREAS, the parties wish to enter into this Agreement to set forth the new terms of Consultant’s consulting relationship with Maven.

NOW, THEREFORE, in consideration of the mutual covenants and mutual benefits contained herein, and other good and valuable consideration, including the entry by the parties into the GRCOA (as defined below), the adequacy and sufficiency of which are hereby acknowledged, Consultant and Company hereby agree as follows:

1. Engagement.

(a) During the Term (as defined below), Consultant will provide consulting services (the “Services”) to Maven as described in one or more statements of work in substantially the form attached hereto as Exhibit A (the “Statements of Work”). Consultant represents that Consultant is duly licensed (as applicable) and has the qualifications, the experience and the ability to properly perform the Services. Consultant shall use Consultant’s best efforts to perform the Services such that the results are satisfactory to Maven.

(b) Consultant shall attend any meetings and supply any and all reports as described in the applicable Statement of Work.

(c) Either party may propose a change to a Statement of Work by submitting a proposed change order in writing to the other party (a “Change Order”). On any proposed Change Order submitted to Maven by Consultant, Consultant shall specify the effect, if any, of the proposed change(s) upon the price, timing and any other terms and conditions applicable to the affected Services. With respect to any proposed Change Order submitted by Maven to Consultant, Consultant shall evaluate such proposed Change Order as promptly as practicable and shall complete such proposed Change Order by specifying the effect, if any, of the proposed change(s) upon the price, timing and any other terms and conditions applicable to the affected Services. No Change Order shall be effective until executed by an authorized representative of each party. Upon proper execution and delivery, each such Change Order shall be deemed to be incorporated into, and made a part of, the applicable Statement of Work.

(d) Unless otherwise set forth in an applicable Statement of Work, all deliverables shall be delivered to Maven by electronic transmission only, and not on a tangible medium.

(e) Consultant’s eligibility to be retained by Maven pursuant to this Agreement shall be conditioned upon Consultant’s signing and not revoking the General Release and Continuing Obligations Agreement, dated June 3, 2021 (“GRCOA”).

2. Payment.

(a) In consideration of the Services to be performed by Consultant, Maven agrees to pay Consultant in the manner set forth in the applicable Statement of Work.

(b) Except to the extent expenses and costs are explicitly identified in the applicable Statement of Work, the Monthly Fees set forth in a Statement of Work shall be deemed inclusive of all actual net expenses and costs and Maven shall not be required to pay any amounts in excess of such Monthly Fees. Any expenses required to be paid by Maven shall: (i) be preapproved by Maven in writing; (ii) reasonable; and (iii) not include any Consultant mark-up or overhead charges.

(c) Unless otherwise set forth in the applicable Statement of Work, all fees and other charges described in such Statement of Work shall be deemed to be inclusive of all sales, use, value-added, income, gross-receipts and other taxes, as well as all duties, excises, levies, assessments and the like (collectively, “Taxes”), and Consultant shall be responsible for and pay all Taxes, however designated, which are levied or based on this Agreement. In the event that the parties agree in a Statement of Work that Maven will pay applicable sales taxes, duties or the like, Consultant shall break out such charges on a line-item basis in the applicable Statement of Work. Maven shall have the right to require Consultant to contest within any imposing jurisdiction, at Maven’s reasonable expense, any taxes or assessments that Maven deems to have been improperly imposed on Maven.

3. Term and Termination.

(a) The Term is defined in the Statement of Work pursuant to this Agreement.

(b) Maven may only terminate this Agreement for Cause (as defined below).

(c) For purposes of clarity, in the event either party terminates this Agreement during a term subsequent to the Term, Consultant shall not be eligible for any additional payments other than the Monthly Fees for work performed.

(d) If Maven terminates this Agreement for Cause, Consultant shall only receive a pro-rata monthly payment for the work performed in the month in which the Agreement is terminated for Cause. For purposes of this Agreement, “Cause” means: (i) Consultant’s manifest, willful and continued failure substantially to perform the material duties of Consultant under this Agreement (other than any such failure resulting from incapacity due to physical or mental illness) as determined by a court of competent jurisdiction; (ii) Consultant’s engagement in dishonesty, illegal conduct, or willful misconduct, which is, in each case, materially and demonstrably injurious to Maven as determined by a court of competent jurisdiction; (iii) Consultant’s embezzlement, misappropriation, or fraud against Maven or any of its Affiliates as determined by a court of competent jurisdiction; (iv) Consultant’s conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude if such felony or misdemeanor is work-related, materially impairs Consultant’s ability to perform services for Maven, or results in a material loss to Maven or material damage to the reputation of Maven, any or all as determined by a court of competent jurisdiction; (v) Consultant’s violation of a material policy of Maven that has been previously delivered to Consultant in writing if such failure causes material harm to Maven as determined by a court of competent jurisdiction; or (vi) Consultant’s material breach of any material obligation under this Agreement or any other written agreement between Consultant and Maven as determined by a court of competent jurisdiction. Pending the judicial determination of “Cause” as defined by this Agreement, Maven shall not withhold any payment nor other benefit, including compliance with any applicable vesting of equity interests, provided that any payments or benefits paid during the period in which it seeks the required judicial determination shall be subject to recoupment, clawback or return, if a court of competent jurisdiction finds that the grounds for a for-Cause termination of Consultant have been established. “Court of Competent Jurisdiction” shall mean a state or federal court located in Seattle, Washington.

4. Independent Contractor. Consultant’s relationship with Maven will be that of an independent contractor and not that of an employee.

5. Confidentiality Agreement. Consultant’s Confidentiality and Proprietary Rights Agreement, dated August 26, 2020 (“CPRA”), attached as Exhibit B hereto, shall remain in full force and effect except to the extent that it may be inconsistent with the terms of this Agreement, in which case the terms of this Amended Consulting Agreement shall control.

6. Method of Provision of Services. Consultant shall be solely responsible for determining the method, details and means of performing the Services. Consultant may, at Consultant’s own expense, employ or engage the services of such employees, subcontractors, partners or agents, as Consultant deems necessary to perform the Services (collectively, the “Assistants”). The Assistants are not and shall not be employees of Maven, and Consultant shall be wholly responsible for the professional performance of the Services by the Assistants such that the results are satisfactory to Maven. Consultant shall expressly advise the Assistants of the terms of this Agreement, and shall require each Assistant to execute and deliver a CPRA to Maven.

(a) No Authority to Bind Maven. Consultant acknowledges and agrees that Consultant and its Assistants have no authority to enter into contracts that bind Maven or create obligations on the part of Maven without the prior written authorization of Maven.

(b) Taxes; Indemnification. Consultant shall have full responsibility for applicable taxes for all compensation paid to Consultant or its Assistants under this Agreement, including any withholding requirements that apply to any such taxes, and for compliance with all applicable labor and employment requirements with respect to Consultant’s self-employment, sole proprietorship or other form of business organization, and with respect to the Assistants, including state worker’s compensation insurance coverage requirements and any U.S. immigration visa requirements. Consultant agrees to indemnify, defend and hold Maven harmless from any liability for, or assessment of, any claims or penalties or interest with respect to such taxes, labor or employment requirements, including any liability for, or assessment of, taxes imposed on Maven by the relevant taxing authorities with respect to any compensation paid to Consultant or its Assistants or any liability related to the withholding of such taxes.

7. Supervision of Consultant’s Services. All of the services to be performed by Consultant, including but not limited to the Services, will be as agreed between Consultant and the Maven CEO (as defined in the Statement of Work attached hereto as Exhibit A) as set forth in the applicable Statement of Work. Consultant will be required to report to the Maven CEO concerning the Services performed under this Agreement. The nature and frequency of these reports will be left to the discretion of the Maven CEO.

8. [INTENTIONALLY OMITTED].

9. Conflicts with this Agreement. Consultant represents and warrants that neither Consultant nor any of the Assistants is under any pre-existing obligation in conflict or in any way inconsistent with the provisions of this Agreement. Consultant represents and warrants that Consultant’s performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Consultant in confidence or in trust prior to commencement of this Agreement. Consultant warrants that Consultant has the right to disclose and/or or use all ideas, processes, techniques and other information, if any, which Consultant has gained from third parties, and which Consultant discloses to Maven or uses in the course of performance of this Agreement, without liability to such third parties. Notwithstanding the foregoing, Consultant agrees that Consultant shall not bundle with or incorporate into any deliveries provided to Maven herewith any third-party products, ideas, processes, or other techniques, without the express, written prior approval of Maven. Consultant represents and warrants that Consultant has not granted and will not grant any rights or licenses to any intellectual property or technology that would conflict with Consultant’s obligations under this Agreement. Consultant will not knowingly infringe upon any copyright, patent, trade secret or other property right of any former client, employer or third party in the performance of the Services.

10. Miscellaneous.

(a) Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of Maven and Consultant.

(b) Assignment. This Agreement may not be assigned by Consultant without Maven’s prior written consent; provided, however, that Consultant may assign the Agreement to an entity owned or controlled by Consultant to the extent the entity’s primary business is providing the Services, including Heckman Media, LLC, a Puerto Rican limited liability company. This Agreement may be assigned by Maven in connection with a merger or sale of all or substantially all of its assets without Consultant’s consent, and in other instances with the Consultant’s consent, which consent shall not be unreasonably withheld or delayed.

(c) Sole Agreement. This Agreement, including the Exhibits hereto, the GRCOA, including its Exhibits, the CPRA, the Platform Agreement, and the Release constitutes the entire agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter of this Agreement.

(d) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by email or fax (upon customary confirmation of receipt), or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address or fax number as set forth on the signature page or as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in Maven’s books and records.

(e) Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, without regard to the conflict or choice of law provisions of the State of Washington or of any other jurisdiction. The parties agree that any action or proceeding with respect to this Agreement shall be brought exclusively in the state and federal courts sitting in Seattle, Washington. The parties agree to the personal jurisdiction thereof in connection with any action or proceeding with respect to this Agreement, and irrevocably waive any objection to the venue of such action, including any objection that the action has been brought in an inconvenient forum.

(f) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(g) Counterparts. This Agreement may be executed in counterparts, each of which may be delivered by facsimile or other digital imaging device (e.g., DocuSign pdf format) and which shall be deemed an original, but all of which together will constitute one and the same instrument.

(h) Advice of Counsel. EACH PARTY ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

[Signature Page Follows]

The parties have executed this Agreement as of the date first written above.

maven coalition, INC.

By:
(Signature)
Name:
Title:

CONSULTANT:

James Heckman
Address:
Email:
Phone:

EXHIBIT A

Statement of Work

ROLE

Founder, and Advisor to the Chief Executive Officer of TheMaven, Inc. (the “CEO”) on strategic initiatives and partnerships.

DESCRIPTION OF SERVICES

Consultant will provide the following services to Maven:

a.	Advisor to CEO on strategic initiatives and partnerships. Consultant will be directly involved in the conversations, including negotiations, with the parties identified on Exhibit C hereto (though may not obligate or contract on behalf of the Company).

b.	Advise on strategy:

	i.	Creating strategic vision documents as requested by CEO.

	ii.	Advising on business model and strategy as requested by CEO.

	iii.	Otherwise, specific “agreement drafting and leading negotiations” as requested by the CEO.

Consultant will report to the CEO and will not direct any employee or third-party contractor of Maven without first obtaining the prior consent of the CEO. Notwithstanding the forgoing, the parties agree that Consultant may contact employees on an as needed basis with respect to the performance of Consultant’s services hereunder, unless otherwise directed by the CEO. If Consultant violates this obligation, it shall not be considered Cause under this Agreement.

TERM

Start Date: August 26, 2020

End Date: August 26, 2022

COMPENSATION AND PAYMENT TERMS

●	Monthly Fee. During the Term, Consultant shall be entitled to a base fee of $57,894.74 per month from February 2021 through the end of the Term to be paid on or before the last day of the month in which the Services are performed (the “Monthly Fee”). Within fourteen days of the effective date of this Agreement, Maven will reconcile payments made hereunder and make such additional payment as is necessary to be in compliance with the forgoing sentence.

●	Accelerated Payment on Financing. In the event that during the Term Warlock Partners, LLC completes an equity investment in Maven with gross proceeds to Maven of $5 million or more, Maven will promptly pay Consultant $500,000, and all remaining Monthly Fee payments shall be reduced pro rata by an aggregate sum of $500,000; provided that in no event will Maven be required to pay more than the aggregate of the monthly payments remaining in the Term.

●	Stock Options. In connection with Consultant’s entering the GRCOA, Consultant’s stock options will be amended, as described in the GRCOA.

[SIGNATURE PAGE FOLLOWS]

The parties have executed this Statement on the dates set forth below.

Maven Coalition, INC.

By:
(Signature)
Name:
Title:

CONSULTANT:

James C. Heckman, Jr.
Address:
Email:
Phone:

EXHIBIT B

CONFIDENTIALITY AND PROPRIETARY RIGHTS AGREEMENT

(See Attached)

EXHIBIT C

Newsweek

Shannon Terry

Military.com